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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report:                                 July 25, 2002

                                                -------------



ADVANTA Mortgage Loan Trust 1998-4A,  1998-4B, 1998-4C



New York                  333-52351-02                           88-0360305

                          333-52351-03                           23-2723382

                          333-52351-04





c/o Chase Manhattan Mortgage

Attn:  H. John Berens

10790 Rancho Bernardo Road

San Diego, CA  92127



(858) 676-3099





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Item 5.                                         Other Events



Information relating to the distributions to Certificate holders for the June, 2002 Monthly Period of the Trust in respect of the Mortgage Backed Notes, Series 1998-4, Class A, Class B

and Class C (the "Certificates") issued by the Registrant and the performance of the Trust (including distributions of principal and interest, delinquent balances of Home  Loans,

and the Subordinated amount remaining), together with certain other information relating to the certificates, is contained in the

Monthly Report for the Monthly Period provided to certificateholders pursuant to the Pooling and Servicing Agreement (the "Agreement")

dated as of November 1, 1998 between ADVANTA Mortgage Corp.,

USA as Servicer, and Bankers Trust Company, as Trustee.





Item 7.                                       Financial Statements, Exhibits



           Exhibit No.                         Exhibit

           -----------                         -------



                              1. Monthly Report for the June  2002 Monthly

                                 Period relating to the Mortgage Backed Notes

                                 Series 1998-4, Class A, Class B, and Class C

                                 issued by the ADVANTA Mortgage Loan

                                 Trust 1998-4A, 1998-4B, 1998-4C.



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                                  EXHIBIT INDEX



Exhibit

-------



           1.             Monthly Report for the June 2002 Monthly

                          Period relating to the Mortgage Backed Notes, Series

                          1998-4, Class A, Class B, and Class C issued by the

                          ADVANTA Mortgage Loan Trust 1998-4A, 1998-4B, 1998-4C.









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                                    SIGNATURE





Pursuant to the requirements of the Securities Exchange Act

of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.







ADVANTA Mortgage Loan Trust 1998-4A, 19984-B, 1998-4C.



BY:                       ADVANTA Mortgage Corp., USA









BY:                       /s/ H. John Berens

                          ------------------------

                          H. John Berens



                          Senior Vice President

                          Chase Manhattan Mortgage









September 23, 2002